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                                                                       Exhibit 2

Steven R. Suleski
Vice President
Office of General Counsel
Phone:   608.231.7653
Fax:     608.236.7653
E-mail:  steve.suleski@cunamutual.com

                                 January 2, 2008


Board of Directors
CUNA Mutual Insurance Society
2000 Heritage Way
Waverly, Iowa 50677-9202

     Re:  CUNA Mutual Insurance Society
          CUNA Mutual Variable Life Insurance Account, File No. 811-03915

Directors:

     I have acted as counsel to CUNA Mutual Insurance Society (the "Company") and CUNA Mutual Life Variable Account (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable life insurance policies (the "Policies") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such corporate records and other documents, to the Form S-6 registration statement for the Policies and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

     1. The Company is a corporation duly organized and validly existing as a mutual life insurance company under the laws of the State of Iowa and is duly authorized by the Commissioner of Insurance of the State of Iowa to issue the Policies.

     2. The Account is a segregated asset account duly established and maintained by the Company pursuant to the provisions of Section 508 of the Iowa Insurance Law.

     3. The assets of the Account are and will be owned by the Company. To the extent so provided under the Policies, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

     4. The Policies have been duly authorized by the Company and, when issued as contemplated by the registration statement for the Policies in jurisdictions authorizing such sales, will constitute legal, validly issued and binding obligations of the Company.

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     I hereby consent to the filing of this opinion as an exhibit to the Form
S-6 registration statement for the Policies and the Account.

                                        Sincerely,


                                        /s/ Steven R. Suleski

                                        Steven R. Suleski
                                        Vice-President